SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK - BOCA RESORTS, INC.

          GAMCO INVESTORS, INC.
                      11/05/04           30,000            23.8967
                      11/05/04           20,600            23.8961
                      11/04/04           84,000            23.8984
          GABELLI SECURITIES, INC.
           GABELLI ASSOCIATES LTD
                      11/05/04            9,300            23.8961
                      11/04/04           20,000            23.8876
           GABELLI ASSOCIATES FUND II
                      11/05/04            1,000            23.8961
           GABELLI ASSOCIATES FUND
                      11/05/04            8,500            23.8961
                      11/04/04           19,500            23.8876
           GABELLI FUNDS, LLC.
               GABELLI ASSET FUND
                      11/04/04           50,000            23.8993
               GABELLI ABC FUND
                      11/05/04          170,300            23.8991
                      11/04/04           25,000            23.8800

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.